EXHIBIT 5.1

                                                               October 14, 1997

Michael Levy
President and Chief Executive Officer
SportsLine USA, Inc.
6340 N.W. 5th Way
Fort Lauderdale, Florida 33309

         Re:      INITIAL PUBLIC OFFERING

Gentlemen:

On April 16, 1997, SportsLine USA, Inc., a Delaware corporation (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (No. 333-25259) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of up to 3,500,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         We have examined copies of (i) the Company's Amended and Restated Certificate of Incorporation, which will be filed following the effective date of the Registration Statement (the "Amended Certificate") and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Company Shares and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that:

         Upon filing of the Amended Certificate, the Shares will be duly and validly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and non-assessable.


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October 14, 1997
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            Sincerely,

                                            By:  /s/ Greenberg Traurig Hoffman
                                            Lipoff Rosen & Quentel, P.A.


                                            -----------------------------------
                                            Greenberg Traurig Hoffman
                                            Lipoff Rosen & Quentel, P.A.